UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2020 (March 11, 2020)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2020, Cool Holdings Inc. (the “Company”), each guarantor identified on Schedule 1 (each, a “Guarantor” and collectively, the “Guarantors”), Simply Mac, Inc. (“Simply Mac”) and GameStop Corp. (“GameStop”)  entered into a Termination and Release Agreement (the “Termination Agreement”) in connection with (i) the amendment and restatement of the terms of that certain Promissory Note, Reimbursement and Indemnification Agreement and Security Agreement dated September 25, 2019 that was delivered by the Company and the Guarantors to GameStop (the “Prior Note”) in connection with the acquisition of Simply Mac by the Company (the “Acquisition”) and (ii) the settlement of certain post-closing amounts due between GameStop and the Company in connection with the Stock Purchase Agreement dated May 9, 2019 by and among GameStop, Simply Mac and the Company (the “Stock Purchase Agreement”) and other agreements entered in connection therewith.

Pursuant to the Termination Agreement, the Company will pay GameStop an aggregate amount of $335,152, payable in twelve equal monthly installments of $27,929 with the first installment due on April 30, 2020 in satisfaction of certain post-closing amounts owed to GameStop under the Stock Purchase Agreement and certain agreements related thereto, less amounts owed to the Company from GameStop under the Stock Purchase Agreement relating to the post-closing working capital adjustment thereunder.  The Company also agreed to pay to GameStop a onetime cash payment of $250,000 and release to GameStop $345,000 of funds held in escrow in connection with the Acquisition.

Under the Termination Agreement, the Company and the Guarantors agreed to work with Apple Inc. (“Apple”) to effect a termination of the guarantee of Simply Mac’s obligations to Apple formerly issued by GameStop prior to the Acquisition (the “Apple Guaranty”), and to cause Simply Mac to keep the balance owed to Apple at an amount not to exceed $100,000 until the Apple Guaranty is terminated. The parties to the Termination Agreement each agreed to release every other party from any and all claims arising in connection with the Prior Note.

Additionally, pursuant to the Termination Agreement, the Company and the Guarantors (collectively, the “Obligors”) and GameStop entered into an Amended and Restated Promissory Note and Reimbursement and Indemnification Agreement (the “Promissory Note”), which amends and restates the Prior Note in full.  Pursuant to the Promissory Note, the principal balance of the Prior Note was reduced from $7,858,454 to a new principal amount of $1,250,000.  The Promissory Note carries interest at a rate of six percent (6%) per annum. The term of the Promissory Note continues until the earliest of (i) February 17, 2024 and (ii) the acceleration of maturity pursuant to the terms of the Promissory Note. The Promissory Note contains customary events of default.  Additionally, the Promissory Note releases all prior security and collateral under the Prior Note and is unsecured.  Furthermore, the Obligors have agreed to certain indemnity obligations in favor of GameStop in connection with the Apple Guaranty.

The foregoing is a summary of certain material terms and conditions of the Termination Agreement and the Promissory Note, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Termination Agreement and the Promissory Note, attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Prior Note and Promissory Note is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Termination Agreement and Promissory Note is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, irrespective of any incorporation by reference language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Termination and Release Agreement
10.2	Amended and Restated Promissory Note and Reimbursement and Indemnification Agreement
99.1	Press Release dated March 17, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	March 17, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer